Exhibit 32.1

                            Certification pursuant to
                             18 U.S.C. Section 1350,
                             as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

William E. Swan, Chairman, President and Chief Executive Officer, and Paul J. Kolkmeyer, Executive Vice President, Chief Operating Officer and Chief Financial Officer of First Niagara Financial Group, Inc. (the "Company"), each certify in his capacity as an officer of the Company that he has reviewed the Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 2003 and that to the best of his knowledge:

      1. the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

      2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.


Date: August 8, 2003                    /s/ William E. Swan
                                        ---------------------------------
                                        William E. Swan
                                        Chairman, President and
                                        Chief Executive Officer


Date: August 8, 2003                    /s/ Paul J. Kolkmeyer
                                        ---------------------------------
                                        Paul J. Kolkmeyer
                                        Executive Vice President,
                                        Chief Operating Officer
                                        and Chief Financial Officer